UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 14, 2012

Date of Earliest Event Reported: February 8, 2012

Constellation Energy Partners LLC

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Main Street, Suite 1300 Houston, TX		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (832) 308-3700

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	Notice Of Delisting Or Failure To Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Effective as of February 8, 2012, the Board of Managers of Constellation Energy Partners LLC (the “Company”) authorized the delisting and deregistration of its Class B common units from the NYSE Arca, Inc. (“NYSE Arca”) to allow the Company’s Class B common units, pursuant to an application for listing filed on February 9, 2012, to be listed and registered on the NYSE Amex LLC (“NYSE Amex”). On February 14, 2012, the Company received a letter from NYSE Regulation, Inc. authorizing the Company for listing on the NYSE Amex. The Company anticipates that its Class B common units will begin trading on the NYSE Amex on or about February 17, 2012 under the ticker symbol “CEP.” The Company will continue to trade on NYSE Arca under the ticker symbol “CEP” until the transfer to the NYSE Amex is complete.

On February 14, 2012, the Company issued a press release announcing that its Board of Managers had authorized the voluntary delisting of its Class B common units on the NYSE Arca and its listing on the NYSE Amex, and its authorization to list its Class B common units on the NYSE Amex. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	News Release dated February 14, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTELLATION ENERGY PARTNERS LLC

Date: February 14, 2012	By:	/s/ Charles C. Ward
Charles C. Ward
Chief Financial Officer and Treasurer